Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 17 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of October 6, 2022 (this “Amendment”), among Specialty Credit Facility, LLC, as borrower (the “Borrower”), Specialty Credit Services, LLC, as servicer (the “Servicer”), Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”), and DBNY, TIAA, FSB (“TIAA”) and Customers Bank (“Customers”), as lenders (in such capacity, each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Borrower, Silver Point Specialty Lending Fund, as equityholder, the Servicer, the Facility Agent, each Lender party thereto, Deutsche Bank Trust Company Americas, as administrative agent, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as collateral agent and U.S. Bank National Association, as collateral custodian are party to the Loan Financing and Servicing Agreement, dated as of October 17, 2017 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1 As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

1

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) a legal opinion of Freshfields Bruckhaus Deringer US LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) a copy of the resolutions of the board of managers of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(c) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent and the Lenders that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SPECIALTY CREDIT FACILITY, LLC, as Borrower

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signature Page to Amendment No. 17 to LFSA]

SPECIALTY CREDIT FACILITY, LLC, as Servicer

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signature Page to Amendment No. 17 to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent and as a Dollar Lender, as a Euro Lender, as a GBP Lender and as a CAD Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

[Signature Page to Amendment No. 17 to LFSA]

TIAA, FSB, as a Dollar Lender

By:	/s/ Martin O’Brien
Name: Martin O’Brien
Title: Director

[Signature Page to Amendment No. 17 to LFSA]

CUSTOMERS BANK, as a Dollar Lender

By:	/s/ Lyle P. Cunningham
Name: Lyle P. Cunningham
Title: Executive Vice President

[Signature Page to Amendment No. 17 to LFSA]

APPENDIX A

EXECUTION VERSION

Conformed through Amendment No. ~~16~~17, dated as of ~~April 8~~October 6, 2022

LOAN FINANCING AND SERVICING AGREEMENT

dated as of October 17, 2017

SPECIALTY CREDIT FACILITY, LLC,

as Borrower

SPECIALTY CREDIT SERVICES, LLC,

as Servicer

SILVER POINT SPECIALTY ~~CREDIT~~LENDING FUND~~, L.P.~~,

as Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Custodian

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms	1

Section 1.2	Other Definitional Provisions	~~56~~55

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~58~~56

Section 2.1	Advances	~~58~~56

Section 2.2	Funding of Advances	~~58~~57

Section 2.3	Notes	~~60~~59

Section 2.4	Repayment and Prepayments	~~61~~59

Section 2.5	Permanent Reduction of Facility Amount	~~61~~60

Section 2.6	Extension of Revolving Period	~~62~~60

Section 2.7	Calculation of Discount Factor	~~62~~60

Section 2.8	Increase in Facility Amount	~~63~~61

ARTICLE III	YIELD, UNDRAWN FEE, ETC	~~63~~61

Section 3.1	Yield and Undrawn Fee	~~63~~61

Section 3.2	Yield Distribution Dates	~~63~~62

Section 3.3	Yield Calculation	~~63~~62

Section 3.4	Computation of Yield, Fees, Etc	~~64~~62

ARTICLE IV	PAYMENTS; TAXES	~~64~~62

Section 4.1	Making of Payments	~~64~~62

Section 4.2	Due Date Extension	~~64~~63

Section 4.3	Taxes	~~64~~63

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ARTICLE V	INCREASED COSTS, ETC	~~68~~67

Section 5.1	Increased Costs, Capital Adequacy	~~68~~67

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~70~~69

Section 6.1	Effectiveness	~~70~~69

Section 6.2	Advances and Reinvestments	~~72~~71

Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~74~~72

ARTICLE VII	ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS	~~75~~74

Section 7.1	Retention and Termination of the Servicer	~~75~~74

Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~75~~74

Section 7.3	Duties of the Servicer	~~76~~75

Section 7.4	Representations and Warranties of the Servicer	~~78~~76

Section 7.5	Covenants of the Servicer and the Equityholder	~~80~~79

Section 7.6	Servicing Fees; Payment of Certain Expenses by Servicer	~~84~~85

Section 7.7	Collateral Reporting	~~84~~85

Section 7.8	Notices	~~85~~83

Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~85~~83

Section 7.10	Optional Sales	~~86~~84

Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations	~~88~~86

Section 7.12	Servicing of REO Assets	~~88~~87

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~90~~88

Section 8.1	Accounts	~~90~~88

Section 8.2	Excluded Amounts	~~92~~90

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Section 8.3	Distributions, Reinvestment and Dividends	~~92~~90

Section 8.4	Fees	~~96~~94

Section 8.5	Monthly Report	~~96~~95

ARTICLE IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~97~~96

Section 9.1	Organization and Good Standing	~~97~~96

Section 9.2	Due Qualification	~~97~~96

Section 9.3	Power and Authority	~~97~~96

Section 9.4	Binding Obligations	~~98~~96

Section 9.5	Security Interest	~~98~~96

Section 9.6	No Violation	~~99~~97

Section 9.7	No Proceedings	~~99~~98

Section 9.8	No Consents	~~99~~98

Section 9.9	Solvency	~~99~~98

Section 9.10	Compliance with Laws	~~99~~98

Section 9.11	Taxes	~~100~~98

Section 9.12	Monthly Report	~~100~~99

Section 9.13	No Liens, Etc	~~100~~99

Section 9.14	Information True and Correct	~~100~~99

Section 9.15	Bulk Sales	~~100~~102

Section 9.16	Collateral	~~101~~102

Section 9.17	Selection Procedures	~~101~~102

Section 9.18	Indebtedness	~~101~~102

Section 9.19	No Injunctions	~~101~~102

Section 9.20	No Subsidiaries	~~101~~102

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Section 9.21	ERISA Matters	~~101~~102

Section 9.22	Investment Company Status	~~101~~102

Section 9.23	[Reserved]	~~101~~102

Section 9.24	Collections	~~101~~102

Section 9.25	Value Given	~~101~~100

Section 9.26	Use of Proceeds	~~102~~100

Section 9.27	Separate Existence	~~102~~100

Section 9.28	Transaction Documents	~~102~~101

Section 9.29	EEA Financial Institution	~~102~~101

Section 9.30	Anti-Terrorism, Anti-Money Laundering	~~102~~101

Section 9.31	Anti-Bribery and Corruption	~~103~~102

Section 9.32	Volcker Rule	~~103~~102

ARTICLE X	COVENANTS	~~104~~102

Section 10.1	Protection of Security Interest of the Secured Parties	~~104~~102

Section 10.2	Other Liens or Interests	~~105~~103

Section 10.3	Costs and Expenses	~~105~~103

Section 10.4	Reporting Requirements	~~105~~103

Section 10.5	Separate Existence	~~105~~104

Section 10.6	Hedging Agreements	~~108~~107

Section 10.7	Tangible Net Worth	~~111~~109

Section 10.8	Taxes	~~111~~109

Section 10.9	Merger, Consolidation, Etc	~~111~~109

Section 10.10	Deposit of Collections	~~111~~110

Section 10.11	Indebtedness; Guarantees	~~111~~110

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Section 10.12	Limitation on Purchases from Affiliates	~~111~~110

Section 10.13	Documents	~~111~~110

Section 10.14	Preservation of Existence	~~112~~110

Section 10.15	Limitation on Investments	~~112~~110

Section 10.16	Distributions	~~112~~110

Section 10.17	Performance of Borrower Assigned Agreements	~~113~~111

Section 10.18	Further Assurances; Financing Statements	~~113~~111

Section 10.19	Obligor Payment Instructions	~~113~~112

Section 10.20	Delivery of Collateral Obligation Files	~~114~~112

Section 10.21	Collateral Obligation Schedule	~~114~~113

Section 10.22	Risk Retention	~~114~~113

Section 10.23	Proceedings	~~116~~115

Section 10.24	Officer’s Certificate	~~116~~115

Section 10.25	ERISA	~~117~~115

Section 10.26	Policies and Procedures for Sanctions	~~117~~116

Section 10.27	Compliance with Sanctions	~~117~~116

Section 10.28	Compliance with Anti-Money Laundering	~~117~~116

Section 10.29	Ineligible Collateral	~~117~~116

ARTICLE XI	THE COLLATERAL AGENT	~~118~~116

Section 11.1	Appointment of Collateral Agent	~~118~~116

Section 11.2	Monthly Reports	~~118~~116

Section 11.3	Collateral Administration	~~118~~116

Section 11.4	Removal or Resignation of Collateral Agent	~~121~~120

Section 11.5	Representations and Warranties	~~122~~120

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Section 11.6	No Adverse Interest of Collateral Agent	~~122~~121

Section 11.7	Reliance of Collateral Agent	~~123~~121

Section 11.8	Limitation of Liability and Collateral Agent Rights	~~123~~121

Section 11.9	Tax Reports	~~126~~124

Section 11.10	Merger or Consolidation	~~126~~124

Section 11.11	Collateral Agent Compensation	~~126~~124

Section 11.12	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Money Laundering Regulations	~~126~~125

ARTICLE XII	GRANT OF SECURITY INTEREST	~~127~~125

Section 12.1	Borrower’s Grant of Security Interest	~~127~~125

Section 12.2	Borrower Remains Liable	~~128~~126

Section 12.3	Release of Collateral	~~129~~127

ARTICLE XIII	EVENTS OF DEFAULT	~~129~~127

Section 13.1	Events of Default	~~129~~127

Section 13.2	Effect of Event of Default	130

Section 13.3	Rights upon Event of Default	131

~~Section 13.3~~	~~Rights upon Event of Default~~	~~132~~

Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~133~~132

Section 13.5	Collective Proceedings	~~133~~132

Section 13.6	Insolvency Proceedings	~~134~~132

Section 13.7	Delay or Omission Not Waiver	~~135~~133

Section 13.8	Waiver of Stay or Extension Laws	~~135~~133

Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~135~~133

Section 13.10	Power of Attorney	~~136~~134

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ARTICLE XIV	THE ADMINISTRATIVE AGENT AND THE FACILITY AGENT	~~136~~135

Section 14.1	Appointment	~~136~~135

Section 14.2	Delegation of Duties	~~137~~135

Section 14.3	Exculpatory Provisions	~~137~~136

Section 14.4	Reliance by Note Agents	~~138~~136

Section 14.5	Notices	~~138~~136

Section 14.6	Non-Reliance on Note Agents	~~138~~137

Section 14.7	Indemnification	~~139~~138

Section 14.8	Successor Note Agents	~~140~~138

Section 14.9	Note Agents in their Individual Capacity	~~140~~139

Section 14.10	Borrower Audit	~~141~~139

Section 14.11	Administrative Agent Platform	~~141~~139

Section 14.12	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Money Laundering Regulations	~~142~~140

Section 14.13	The Administrative Agent as Paying Agent	~~142~~140

Section 14.14	Erroneous Payment	~~143~~142

ARTICLE XV	ASSIGNMENTS	~~146~~144

Section 15.1	Restrictions on Assignments by the Borrower and the Servicer	~~146~~144

Section 15.2	Documentation	~~146~~144

Section 15.3	Rights of Assignee	~~146~~145

Section 15.4	Assignment by Lenders	~~147~~145

Section 15.5	Registration; Registration of Transfer and Exchange	~~147~~146

Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes	~~149~~147

Section 15.7	Persons Deemed Owners	~~149~~148

Section 15.8	Cancellation	~~149~~148

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Section 15.9	Participations; Pledge	~~149~~148

Section 15.10	Reallocation of Advances	~~150~~149

ARTICLE XVI	INDEMNIFICATION	~~151~~149

Section 16.1	Borrower Indemnity	~~151~~149

Section 16.2	Servicer Indemnity	~~151~~150

Section 16.3	Contribution	~~152~~150

Section 16.4	After-Tax Basis	~~152~~150

ARTICLE XVII	MISCELLANEOUS	~~152~~151

Section 17.1	No Waiver; Remedies	~~152~~151

Section 17.2	Amendments, Waivers	~~153~~154

Section 17.3	Notices, Etc	~~154~~152

Section 17.4	Costs and Expenses	~~154~~153

Section 17.5	Binding Effect; Survival	~~155~~153

Section 17.6	Captions and Cross References	~~155~~154

Section 17.7	Severability	~~155~~154

Section 17.8	GOVERNING LAW	~~155~~154

Section 17.9	Counterparts	~~155~~154

Section 17.10	WAIVER OF JURY TRIAL	~~156~~154

Section 17.11	No Proceedings	~~156~~154

Section 17.12	Limited Recourse	~~156~~155

Section 17.13	ENTIRE AGREEMENT	~~157~~156

Section 17.14	Confidentiality	~~157~~156

Section 17.15	Non-Confidentiality of Tax Treatment	~~158~~156

Section 17.16	Replacement of Lenders	~~158~~157

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Section 17.17	Consent to Jurisdiction	~~159~~158

Section 17.18	Option to Acquire Rating	~~160~~158

Section 17.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~160~~158

Section 17.20	Acknowledgement Regarding Any Supported QFCs	~~160~~159

ARTICLE XVIII	COLLATERAL CUSTODIAN	~~161~~159

Section 18.1	Designation of Collateral Custodian	~~161~~159

Section 18.2	Duties of the Collateral Custodian	~~161~~160

Section 18.3	Delivery of Collateral Obligation Files	~~163~~162

Section 18.4	Collateral Obligation File Certification	~~164~~162

Section 18.5	Release of Collateral Obligation Files	~~164~~163

Section 18.6	Examination of Collateral Obligation Files	~~166~~164

Section 18.7	Lost Note Affidavit	~~166~~165

Section 18.8	Transmission of Collateral Obligation Files	~~166~~165

Section 18.9	Merger or Consolidation	~~167~~165

Section 18.10	Collateral Custodian Compensation	~~167~~165

Section 18.11	Removal or Resignation of Collateral Custodian	~~167~~166

Section 18.12	Limitations on Liability	~~168~~166

Section 18.13	Collateral Custodian as Agent of Collateral Agent	~~169~~168

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LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of October 17, 2017, among SPECIALTY CREDIT FACILITY, LLC, a Delaware limited liability company (the “Borrower”), SILVER POINT SPECIALTY ~~CREDIT~~LENDING FUND, ~~L.P., a Delaware limited partnership~~a Maryland statutory trust that has elected to be treated as a business development company under the 1940 Act (as successor by conversion to Silver Point Specialty Credit Fund, L.P.), as equityholder (~~in such capacity, together with its successors and permitted assigns in such capacity,~~ the “Equityholder”), the SERVICER (as hereinafter defined), each LENDER (as hereinafter defined) from time to time party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to U.S. Bank National Association), as Collateral Agent (as hereinafter defined), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian (as hereinafter defined), DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Administrative Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

“AA Platform” has the meaning set forth in Section 14.11.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts thereof deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the Determination Date for the immediately prior Distribution Date (or, in the case of the first Distribution Date following the Fifteenth Amendment Effective Date, from and including the Distribution Date immediately preceding the Fifteenth Amendment Effective Date) through and including the day preceding the Determination Date for such Distribution Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Administrative Agent” has the meaning set forth in the Preamble.

“Administrative Agent Fees and Expenses” means the fees, costs and expenses due at such time (if any) to the Administrative Agent under the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means that certain letter agreement among the Administrative Agent and the Borrower, dated December 13, 2021.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means,

(x) with respect to any Eligible Collateral Obligation (other than a single-purpose real estate based loan) on any date of determination (a) that is a First Out Loan with an attaching Leverage Multiple of 0 and a detaching Leverage Multiple of less than 2.5x, ~~75.0~~70.0%, (b) that is any other First Out Loan, a First Lien Loan or a Senior Secured Bond, ~~70.0~~65.0%, (c) that is a Multiple of Recurring Revenue Loan, ~~62.5~~57.5%, (d) that is a FILO Loan with an attaching Leverage Multiple (i) exceeding 1.0x and equal to or less than 1.5x, ~~60.0~~55.0%, (ii) exceeding 1.5x and equal to or less than 2.0x, ~~55.0~~50.0%, and (iii) exceeding 2.0x and equal to or less than 2.5x, ~~50.0~~45.0%, (e) that is a Broadly Syndicated Second Lien Loan, ~~45.0~~40.0%, (f) that is any other Loan or Bond (other than an Unsecured Bond), ~~40.0~~35.0%, and (g) that is an Unsecured Bond, ~~25.0~~20.0%; and

(y) with respect to any Eligible Collateral Obligation that is a single-purpose real estate based loan on any date of determination, (a) that is a First Lien Loan or a Senior Secured Bond,

~~60.0~~55.0%, (b) that is a Broadly Syndicated Second Lien Loan, ~~30.0~~25.0% or (c) that is any other Loan or Bond, ~~25.0~~20.0% (or another percentage, as determined by Facility Agent and set forth on the related Approval Notice);

provided that a Participation Interest in any of the foregoing types of Collateral Obligations shall have the same Advance Rate as the underlying Collateral Obligation.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Advances Outstanding” means, on any date, the sum of (a) the aggregate principal amount of all Dollar Advances outstanding on such date plus (b) the equivalent in Dollars of the aggregate principal amount of all Euro Advances outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all GBP Advances outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (d) the equivalent in Dollars of the aggregate principal amount of all CAD Advances outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, “Control” shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, provision of management or investment advisory services, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agent Clearing Account” means any account owned and maintained by a Silver Point Facility Agent, in its capacity as an agent under the Underlying Instrument into which, among other things, proceeds of any Collateral Obligation held by the Borrower are paid to such Silver Point Facility Agent for account of the Borrower in accordance with the terms of the relevant Underlying Instrument.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any date of determination, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation,

income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.31(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.30(b).

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, with respect to Euros, GBP or CAD (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, including the Collateral Agent’s own banking facilities or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in Euros, GBPs or CADs on any day, the lesser of (a) the applicable currency Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation or any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Collateral Obligation or any Advance denominated in Euros, the EURIBOR Rate, (c) with respect to any Collateral Obligation or any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment and (d) with respect to any other Collateral Obligation or any other Advance, Term SOFR.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) during the Revolving Period, ~~2.20~~2.45% per annum and (ii) after the Revolving Period, ~~2.45~~2.70% per annum; provided that, during any period while an Event of Default has occurred and is continuing, the Applicable Margin otherwise in effect shall be increased by the addition thereto of 2.00% per annum.

“Appraised Value” means, with respect to any Asset Based Obligation, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

~~“BDC Conversion” means the Fund GP electing, pursuant to the Equityholder’s Constituent Documents, to effect a restructuring of the Equityholder by causing the Equityholder to convert to, merge with, and/or directly or indirectly transfer all or any portion of its assets to, a successor corporation or statutory trust that has elected or will elect to be treated as a business development company under the Investment Company Act.~~

~~“BDC Vehicle” means any successor or other entity existing as a result of a BDC Conversion by the Equityholder.~~

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published in May 2018 to comply with the Financial Crimes Enforcement Network customer due diligence rules.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bond” means a Senior Secured Bond or an Unsecured Bond.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, as of any date of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) the amount on deposit in the Unfunded Exposure Account.

Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Change of Control” means any of the following:

(a) the Equityholder shall no longer be the sole equityholder of the Borrower;

(b) (i) the Silver Point Partners shall fail to Control the Servicer or (ii) the Servicer shall fail to be (A) Specialty Credit Services, LLC or (B) any other member of the Silver Point Group that has the capacity to manage the investment affairs of the Borrower and meet the terms of this Agreement that is no less favorable to the Borrower in any material respect (as determined by the Facility Agent in its reasonable discretion) than the capacity of Specialty Credit Services, LLC;

(c) the Silver Point Group shall fail to own (directly or indirectly) at least 51% of the equity interests of the Servicer;

(d) ~~the Fund GP (or any other entity that is, directly or indirectly, (i) Controlled by the Silver Point Partners and (ii) at least 51% owned by the Silver Point Group)~~ Silver Point Specialty Credit Fund Management, LLC shall fail to be the ~~general partner of the~~ Equityholder ~~(unless the Equityholder becomes a corporation or a statutory trust)~~’s investment adviser;

(e) the Silver Point Partners shall fail to Control Silver Point Specialty Credit Fund Management, LLC ~~(or any other entity that (x) is, directly or indirectly, (i) Controlled by the Silver Point Partners and (ii) at least 51% owned by the Silver Point Group) shall fail to be the investment advisor to the Equityholder~~; or

(f) Edward A. Mulé no longer provides services to or otherwise ceases to be actively involved in the management of Silver Point Capital, L.P. and the Affiliates of Silver Point Capital, L.P. that are a part of the Silver Point Capital platform~~;~~

~~provided that, notwithstanding the foregoing, a BDC Conversion shall not be a Change of Control if:~~

~~(i) upon a BDC Conversion resulting in a BDC Vehicle that is a different legal entity than the Equityholder as constituted on the Effective Date:~~

~~(A) the Equityholder transfers all of its rights and obligations under, and interest in, the Transaction Documents to the BDC Vehicle (the “Equityholder Transfer”); and~~

~~(B) the Facility Agent, the Administrative Agent and each Lender shall have received sufficiently in advance of the Equityholder Transfer, all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and~~

~~(ii) after giving effect to the BDC Conversion and any Equityholder Transfer, (A) Silver Point Specialty Credit Fund Management, LLC (or any other entity that is, directly or indirectly, (i) Controlled by the Silver Point Partners and (ii) at least 51% owned by the Silver Point Group) serves as investment adviser to the BDC Vehicle and (B) Silver Point Specialty Credit Fund Management, LLC (or any other entity that is, directly or indirectly, (i) Controlled by the Silver Point Partners and (ii) at least 51% owned by the Silver Point Group) serves as investment adviser to the BDC Vehicle~~.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“CLO Issuer” means a newly-formed, special purpose subsidiary of the Equityholder.

“CLO Securities” has the meaning set forth in the definition of “CLO Takeout”.

“CLO Takeout” means, in connection with a permanent reduction of the Facility Amount in an amount up to $150,000,000 pursuant to Section 2.5(a), the issuance of subordinated notes or equity interests, as applicable, and secured notes (collectively, “CLO Securities”) pursuant to an indenture between, among others, the CLO Issuer and such trustee as may be agreed by the parties, as trustee in respect of a collateralized loan obligation offering, in an amount at least sufficient to repay such portion of the Obligations outstanding under this Agreement and all other Transaction Documents that were incurred in connection with such issuance.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means U.S. Bank Trust Company, National Association, solely in its capacity as collateral agent hereunder, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Borrower and hereby acknowledged by the Servicer and the Facility Agent, as the same may

Servicer in accordance with the Servicing Standard) of less than 40% and (v) has a term to stated maturity of six (6) or fewer years.

“Eligible Currency” means CAD, GBP, Dollars and Euros.

“Eligible Jurisdiction” means any of (x) the United States or any State thereof, Canada, the United Kingdom, Australia, Germany, France, the Netherlands, Luxembourg, Spain, Switzerland, Sweden, Norway, the Cayman Islands, Bermuda or Jersey, Channel Islands or (y) any other country that has a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s.

“Eligible Obligor” means, on any day, any Obligor that (i) is a Person (other than a natural person) that is duly organized and validly existing under the laws of an Eligible Jurisdiction, (ii) is a legal operating entity or holding company, (iii) is not an Official Body, (iv) is not an Affiliate of, or Controlled by, the Borrower, the Servicer or the Equityholder; provided that, notwithstanding anything in the foregoing in this definition, an Obligor that, to the Borrower’s knowledge is a Non-Sustainable Obligor, shall be deemed not to be an Eligible Obligor.

“Enterprise Value Asset” means any Loan or Bond that is not an Asset Based Obligation.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” has the meaning set forth in the Preamble.

~~“Equityholder Transfer” has the meaning set forth in the definition of “Change of Control” in this Section 1.1.~~

~~“Equity Cure Notice” means a notice from the Borrower to the Administrative Agent and the Facility Agent which satisfies each of the following conditions:~~

~~(a) such notice is delivered to the Administrative Agent and the Facility Agent not later than two (2) Business Days after the occurrence of an event specified in Section 13.1(e) or (r), as applicable;~~

~~(b) such notice sets forth evidence reasonably satisfactory to the Facility Agent that (i) the Equityholder has rights pursuant to its Constituent Documents to call capital from its investors in an aggregate amount sufficient to cure the event specified in clause (a) plus, solely in the case of the fourth Equity Cure Notice in any twelve (12) calendar months, an amount equal to 5% of the Borrowing Base on the date such Equity Cure Notice was delivered and (ii) the Equityholder has made a capital call on its investors in an aggregate amount sufficient to cure such event, and the proceeds of such capital call will be paid by the Equityholder to the Borrower; and~~

~~(c) not more than three (3) other Equity Cure Notices have been delivered within the previous twelve (12) calendar months.~~

“Equity Security” means any asset that is not (i) a type of Collateral Obligation having a positive Advance Rate as set forth in the definition of “Advance Rate” or (ii) a Permitted Investment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“Erroneous Payment” has the meaning assigned to it in Section 14.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 14.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.14(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402.

“EU Securitization Rules” means (a) the EU Securitization Regulation; (b) any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority (or, in either case, any predecessor or successor authority) or by the European Commission in force on the Twelfth Amendment Effective Date; and (c) each

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

~~“Fund GP” means Silver Point Specialty Credit Fund GP, LLC, a Delaware limited liability company.~~

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (c) alter the terms of Section 2.4(a) or Section 8.3 or any related definitions or provisions in a manner that would alter the effect of such Sections, (d) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Event of Default”, “Facility Termination Date”, “First Lien Loan”, “Fundamental Amendment”, “Maximum Portfolio Advance Rate”, or “Minimum Equity Test”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (e) extend the Revolving Period other than as set forth in Section 2.6 or (f) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means, if and to the extent that there are two or more Lenders, (a) each Funding Date, (b) each Determination Date, (c) the date on which any Event of Default occurs, (d) the last day of the Revolving Period and (e) each other date requested by the Facility Agent in its sole discretion and notified in writing to the Borrower and the Servicer.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Advance” means each Advance made in GBP.

“GBP Lender” means the Persons executing this Agreement (or an assignment hereof or a Joinder Agreement in accordance with Article XV) in the capacity of a “GBP Lender”.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) any date on which the Facility Agent requests an updated Borrowing Base (not to exceed more than once per week) within one week after the Facility Agent has notified the Borrower of any amendment to the Discount Factor of any Collateral Obligation; (viii) the last date of the Revolving Period; (ix) the date of any Optional Sale; and (x) the date of the CLO Takeout.

“Minimum Diversification Condition” means a test that will be satisfied on any date of determination if (i) the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than (x) 5, during the first two (2) months after the Effective Date or (y) thereafter, 6 and (ii) the Minimum Equity Test is satisfied.

“Minimum Diversification Cure Period” means the period beginning on but excluding the date of the failure to satisfy the Minimum Diversification Condition and ending on and including ~~(i)~~ three (3) consecutive Business Days after the date of such failure ~~or (ii) if and only if such failure to satisfy the Minimum Diversification Condition is due to the failure to satisfy the Minimum Equity Test, an Equity Cure Notice was delivered with respect to such failure, twelve (12) consecutive Business Days after the date of such failure; provided that, if the Minimum Equity Test is satisfied immediately prior to the end of the Revolving Period but fails to be satisfied immediately after the end of the Revolving Period due to failure to satisfy clause (B) of the definition of “Minimum Equity Test”, the Minimum Diversification Cure Period shall be the period of six (6) consecutive months after the end of the Revolving Period.~~

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than (x) 5, during the first two (2) months after the Effective Date and (y) 10, thereafter.

“Minimum Equity Test” means a test that will be satisfied on any date of determination if the Effective Equity is at least equal to the greater of:

(a) $50,000,000; and

(b) the sum of the Collateral Obligation Amounts of the ~~specified number of the~~five largest Eligible Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts~~:~~

~~i. during the Revolving Period, four; and~~

~~ii. thereafter, five~~; provided that, for purposes of calculating clause (b) ~~above~~hereof, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.

Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent, the Administrative Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent, the Administrative Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition).

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) as to Related Security, Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower pursuant to the Sale Agreement and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Permitted RIC Distribution” means~~, at any time after the BDC Conversion,~~ a distribution pursuant to Section 10.16(a)(D)(2) to the Equityholder to the extent required to allow the Equityholder to comply with the regulated investment company distribution requirements under Subchapter M of the Internal Revenue Code, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant), provided that prior to any such Permitted RIC Distribution a Responsible Officer of the Equityholder shall certify to the Facility Agent that the Equityholder has no other liquidity available to comply with such requirements or payments.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or would reasonably be expected to have any obligation or liability, contingent or otherwise.

“Pre-Approved List” means the list of assets set forth on Schedule 4 (as the same may be amended from time to time by the Borrower with the prior written consent of the Facility Agent in its sole discretion), which schedule specifies, as to each listed asset, (a) the price at which such asset may be purchased (or an agreed-upon) means of determining the price at which such asset may be purchased by the Borrower, (b) the principal balance (or related commitment) of such asset that may be purchased, (c) an agreed-upon Discount Factor for such asset (which Discount Factor may be updated in accordance with Section 2.7(b) if a Revaluation Event occurs with respect to such asset), (d) the time period during which the Borrower may purchase such asset (which, unless otherwise specified shall be 45 days); provided that, any asset that does not appear on the initial Pre-Approved List but that is thereafter approved by the Facility Agent pursuant to an Asset Approval Request will be added to the Pre-Approved List and will be eligible for purchase by the Borrower for up to 45 days after such addition, except that an asset

Obligor’s last quarter annualized Revenue is less than $20,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor) or (iii) the related Obligor breaches any financial covenant in the related Underlying Documents;

provided that the Facility Agent may, with the reasonable consent of the Borrower, include custom revaluation events other than those included in the definition of “Revaluation Event” as a condition of its approval of any Collateral Obligation, as noted in the related Approval Notice.

“Revenue” means, with respect to any Multiple of Recurring Revenue Loan, the definition of annualized recurring revenue used in the Underlying Instruments for each such Collateral Obligation, or any comparable definition for “Revenue,” “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Collateral Obligation or if such comparable definition is not defined in such Underlying Instruments, the recurring revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor (and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication under GAAP)) as per the requirements of the related Underlying Instruments, and as approved by the Facility Agent in its sole discretion.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~October~~April 17, ~~2022~~2023 , or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5, or (iii) the occurrence of an Event of Default; provided that, following the occurrence of an Event of Default, the Revolving Period can be reinstated (on the same terms and conditions (including, without limitation, clause (i) of this definition) and without the payment of any fees or other consideration not otherwise contemplated by the Transaction Documents) by the Facility Agent in its sole discretion~~,~~; provided, further ~~that, notwithstanding the forgoing~~, that, notwithstanding the foregoing, the Revolving Period shall end on ~~July 1, 2022 (or~~ April 1, 2023 (or such later date upon an extension of the deadline for the listing of the Equityholder’s securities pursuant to the Equityholder’s Constituent Documents for which the Equityholder has provided evidence satisfactory to the Facility Agent) if the IPO Date fails to occur on or prior to ~~July 1, 2022 (or~~ April 1, 2023 ~~if~~(or such ~~deadline~~later date pursuant to the Equityholder’s Constituent Documents if the deadline for the listing of the Equityholder’s securities is extended by the Equityholder for which the Equityholder has provided evidence satisfactory to the Facility Agent).

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

and (b) any equity interest in the CLO Issuer held by the Equityholder shall be excluded from the Tangible Net Worth of the Equityholder (calculated in accordance with GAAP) and its Subsidiaries (determined on a consolidated basis).

(r) Proceedings. The Servicer shall furnish to the Facility Agent, as soon as possible and in any event within three (3) Business Days after the Servicer receives notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral or the Servicer, in each case which could reasonably be expected to cause a material adverse effect.

(s) Liens. The Equityholder shall neither pledge the equity interests of the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien.

(t) BDC Status. ~~At all times after a BDC Conversion, the~~The Equityholder shall maintain its status as a “business development company” under the 1940 Act.

(u) Agent Clearing Account. With respect to any Agent Clearing Account, (a) no amounts shall be deposited therein other than (i) payments made on or in respect of a debt obligation by an obligor thereon to the relevant Silver Point Facility Agent for account of lenders or other creditors entitled thereto and (ii) advances by lenders or other creditors to the relevant Silver Point Facility Agent for account of an obligor, in each case, in accordance with the terms of the relevant loan agreement, credit agreement or other similar agreement governing such debt obligation and (b) no amounts shall be withdrawn therefrom other than (i) payments made by the relevant Silver Point Facility Agent to the lenders or other creditors entitled thereto from amounts deposited therein by an obligor and (ii) advances made by the relevant Silver Point Facility Agent to the obligor entitled thereto from proceeds deposited therein by lenders or other creditors, in each case, in accordance with the terms of the relevant loan agreement, credit agreement or other similar agreement governing such debt obligation.

Section 7.6 Servicing Fees; Payment of Certain Expenses by Servicer. On each Distribution Date, to the extent not waived, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Collection Period pursuant to Section 8.3(a). The Servicer shall not be permitted to defer payment of any accrued but unpaid Servicing Fee. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and each other Transaction Document.

Section 7.7 Collateral Reporting. The Servicer shall cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

respects and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 9.15 Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 9.16 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17 Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of the Facility Agent or any Lender.

Section 9.18 Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.19 No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the performance of its obligations under this Agreement or any Transaction Document to which it is a party.

Section 9.20 No Subsidiaries. The Borrower has no Subsidiaries other than any REO Asset Owners.

Section 9.21 ERISA Matters. (a) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, a Plan or Multiemployer Plan.

(b) The Borrower is not, and will not become at any time while any Obligations are outstanding, a Benefit Plan Investor.

Section 9.22 Investment Company Status. The Borrower is not required to register as an “investment company” under ~~the 1940 Act; and, prior to any BDC Conversion, the Borrower is not a company controlled by an “investment company,” within the meaning of~~ the 1940 Act.

Section 9.23 [Reserved].

Section 9.24 Collections. The Borrower acknowledges that (i) all Obligors (and related agents) have been directed to make all payments directly to the Collection Account and (ii) all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the applicable Collection Account in accordance with Section 10.10.

(d) an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Servicer or the Equityholder;

(e) the amount of all Advances Outstanding hereunder exceeds the Borrowing Base or the Maximum Availability, calculated in accordance with Section 1.2(h) or (ii) the Foreign Currency Advance Amount exceeds the Foreign Currency Sublimit, and in either case, such condition continues unremedied for ~~(x)~~ three (3) consecutive Business Days ~~or (y) if an Equity Cure Notice was delivered with respect to such event, twelve (12) consecutive Business Days;~~.

(f) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any of the assets of the Borrower;

(g) (i) any Transaction Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Servicer or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens);

(h) a Servicer Default shall have occurred and be continuing;

(i) failure of the Borrower to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $100,000, individually or in the aggregate;

(j) a Change of Control shall have occurred;

(k) the Borrower or the Servicer shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act;

(l) failure on the part of the Borrower, the Equityholder or the Servicer to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document by the deadline specified in Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral which failure, in the case of this clause (ii) or to the extent resulting solely from an operational error on the part of an unaffiliated Person, shall remain unremedied for two (2) Business Days after knowledge (following reasonable inquiry) by the Borrower or the Servicer thereof or after written notice thereof shall have been given to the Borrower or the Servicer;

Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 17.2 Amendments, Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower, the Servicer, the Required Lenders and the Facility Agent may, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (v) amend, modify or waive any provision adversely (as determined by the Administrative Agent in consultation with the Facility Agent) affecting the obligations or duties of the Administrative Agent, in each case without the prior written consent of the Administrative Agent, and (vi) constitute a Fundamental Amendment without the prior written consent of each Lender that is affected by such Fundamental Amendment; provided further that, to effect a waiver of any Event of Default, such waiver must be mutually agreed upon by (i) if there are two or fewer Lenders at such time, all Lenders, the Borrower and the Facility Agent or (ii) if there are greater than two Lenders at such time, the Required Lenders (but if the number of Required Lenders is less than two, at least two Lenders), the Borrower, and the Facility Agent. Notwithstanding the foregoing, if ~~Term SOFR~~the Facility Agent determines in its sole discretion that it can no longer support any Applicable Interest Rate, or if such Applicable Interest Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer, the Required Lenders and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to ~~Term SOFR~~such Applicable Interest Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in ~~U.S. credit markets~~the applicable interbank market for similar types of facilities. For the avoidance of doubt, such alternative floating reference rate selected to replace Term SOFR shall at no time be less than 0.25%. Upon execution of any amendments by the Borrower, the Servicer, the Required Lenders and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Administrative Agent and the Collateral

SILVER POINT SPECIALTY ~~CREDIT~~LENDING FUND~~, L.P.~~, as Equityholder

By:
Name:
Title:

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